UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 23, 2003
                Date of Report (Date of earliest event reported)


                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


 MISSISSIPPI                        0-22606                      64-0665423
(State or Other              (Commission File Number)          (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


   500 Main Street, Natchez, Mississippi                             39120
   Address of Principal Executive Offices)                         (Zip Code)


                                 (601) 445-5576
              (Registrant's Telephone Number, including Area Code)



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

                Exhibit 99.1        Press release dated October 22, 2003

Item 9.  Regulation FD Disclosure.

         On October 21, 2003, Britton & Koontz Capital Corporation issued a press release announcing the declaration of a semi-annual cash dividend on its common stock of $.32 per share. The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BRITTON & KOONTZ CAPITAL CORPORATION



Date: October 23, 2003              By: /s/ W. Page Ogden
                                       -----------------------------------------
                                       W. Page Ogden
                                       Chairman & Chief Executive Officer

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation


500 Main Street            601-445-5576
P O Box 1407               601-445-2488  Fax
Natchez, MS  39121         corporate@bkbank.com

FOR IMMEDIATE RELEASE:     FOR MORE INFORMATION:
---------------------      ---------------------
October 23, 2003           W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)            Bazile R. Lanneau, Jr., Vice President & CFO



                 BRITTON & KOONTZ DECLARES SEMI-ANNUAL DIVIDEND


         Natchez, Mississippi (BKBK)--The Board of Directors of Britton & Koontz Capital Corporation on October 21, 2003, declared a semi-annual dividend of $.32 per share to shareholders of record as of November 14, 2003, payable December 12 , 2003.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank, which maintains six offices in Natchez, Vicksburg and Madison, Mississippi and three offices in Baton Rouge, Louisiana. As of September 30, 2003, the Company reported assets of $353 million and equity of $30 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at September 30, 2003, were 2,113,087.